Emergent BioSolutions Inc. 2021 Annual Meeting of Stockholders 1 May 20, 2021

Agenda 2 2021 Virtual Annual Meeting of Stockholders 1. Call to Order; Rules and Procedure 2. Introductions 3. Procedural Matters; Declaration of Quorum 4. Presentation of the proposals to be considered and voted on by the stockholders as set forth in the proxy statement: • Proposal No. 1: Election of Directors • Proposal No. 2: Ratification of Independent Registered Accounting Firm • Proposal No. 3: Advisory Vote to Approve the Compensation of Named Executive Officers • Proposal No. 4: Amendment to our Stock Incentive Plan 5. Report of Voting Results by Inspector of Election 6. Adjournment of the Formal Meeting 7. State of the Company 8. General Q&A Session INTRODUCTION Fuad El-Hibri Executive Chairman of the Board of Directors Robert G. Kramer President and Chief Executive Officer Richard S. Lindahl Executive Vice President, Chief Financial Officer and Treasurer Atul Saran Executive Vice President, Corporate Development and General Counsel

State of the Company Robert G. Kramer President and Chief Executive Officer 3 2021 Virtual Annual Meeting of Stockholders

Key Takeaways 4 2021 Virtual Annual Meeting of StockholdersSTATE OF THE COMPANY • The state of the company today is strong and resilient – just as it has always been. • Anticipate continued need for core medical countermeasures that support preparedness and response. • The CDMO services we provide remain in high demand across the pharma/biotech sector. • Development initiatives focused on vaccines, therapeutics and drug-device combination products continues to be an important driver of future growth potential. • Our 2024 growth strategy goals remain on track. • We all remain committed as ever to our mission of protecting and enhancing life. • 1Q21 financial performance reflects the strength and durability of our diversified business. • 1Q21 balance sheet reflects strength through significant liquidity and flexibility to fund operations and pursue opportunities. • Our response to the FDA includes a Quality Enhancement Plan and related Sustainable Compliance Plan • Our principal objective is unchanged: to strengthen and stabilize the global supply chain of JNJ’s COVID-19 vaccine. • WHILE WE FACE CHALLENGES, WE ALL REMAIN CONFIDENT IN OUR FUTURE GROWTH.

Question & Answer Session 5 2021 Virtual Annual Meeting of Stockholders

Safe Harbor Statement 6 2021 Virtual Annual Meeting of StockholdersINTRODUCTION This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, demand for medical countermeasures in our industry and our CDMO services, our growth potential, our growth strategy and our ability to meet the needs of our customers, and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates.” are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this presentation, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of COVID-19 on the markets, our operations and employees as well as those of our customers and suppliers; the ability to obtain authorization from the FDA to produce the products and product candidates of our customers; availability of U.S. government funding for procurement of our products and certain product candidates and the future exercise of options under contracts related to such procurement; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; our ability to perform under our contracts with the U.S. government and our CDMO clients, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability to successfully appeal the patent litigation decision related to NARCAN® Nasal Spray 4mg/spray; our ability and the ability of our collaborators to enforce patents related to NARCAN® Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the indenture governing our senior unsecured notes due 2028; our ability to obtain and maintain regulatory approvals for our other product candidates and the timing of any such approvals; the procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Trademarks

TRADEMARKS

BioThrax® (Anthrax Vaccine Adsorbed), RSDL® (Reactive Skin Decontamination Lotion Kit), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), Anthrasil® (Anthrax Immune Globulin Intravenous (Human)), VIGIV (Vaccinia Immune Globulin Intravenous (Human)), Trobigard® (atropine sulfate, obidoxime chloride), ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), Vivotif® (Typhoid Vaccine Live Oral Ty21a), Vaxchora® (Cholera Vaccine, Live, Oral), NARCAN® (naloxone HCl) Nasal Spray and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners.

7 INTRODUCTION 2021 Virtual Annual Meeting of Stockholders

Emergent BioSolutions Inc. 2021 Annual Meeting of Stockholders 8 May 20, 2021